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                                                                    Exhibit 10.6

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, is made and entered into this 8th day of August, 1997, by and between PWK INVESTMENT, LLC, a Utah limited liability company, as Lessor, and TELTRUST, INC., a Utah corporation, as Lessee.

         ARTICLE 1. PREMISES. Lessor is the owner, or shall become the owner, of
                    --------
real property situated at 401 North Eddie Rickenbacker Drive, Salt Lake City, Salt Lake County, Utah 84116, and certain personal property located therein, which real and personal property are described in Exhibits "A" and "B" attached hereto. The real property described in Exhibit "A," the buildings and improvements located thereon, and the personal property described in Exhibit "B," are hereinafter referred to as the "Leased Property." "Leased Property" shall also include all other buildings and improvements, and modifications and additions thereto, hereafter located on the real property, to the extent such improvements constitute the property of Lessor hereunder, and replacements of the personal property.

         Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Leased Property, which includes a building containing a total of approximately 26,266 square feet of floor space. The parties agree that this Lease is subject to the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way and any other matters or documents of record; the effect of any zoning laws of the city, county and state where the Leased Property is situated, and general and special taxes not delinquent. Lessee agrees that Lessee, and all persons in possession or holding under Lessee, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Leased Property (the "Restrictions"); and this Lease is subordinate to the Restrictions and any amendments or modifications thereto.

         ARTICLE 2. PURPOSE. The Leased Property is to be used only for office
                    -------
and call center purposes, and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

         ARTICLE 3. TERM; OPTION. The term of this Lease shall be for a period
                    ------------
of ten (10) consecutive full Lease Years, as the term Lease Year is hereinafter defined, plus the fractional Lease Month, if any, from the "Commencement Date" (as defined below) to the beginning of the first Lease Year ("Initial Term"), plus any option periods exercised as provided below. The term "Lease Year" means a period of twelve (12) full consecutive calendar months, beginning on the first day of the calendar month coinciding with or immediately following the Commencement Date.

         Provided that Lessee is not in default of any of the terms, covenants and conditions of this Lease at the time the option provided herein is required to be exercised; then Lessee shall have the right to extend the term of this Lease for one (1) additional option term of five (5) years, upon the terms herein stated.

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         The option shall be exercised by Lessee giving Lessor written notice of its intent to exercise the option at least 180 days prior to the expiration of the Initial Term. If Lessee fails timely to exercise the option to extend, the option shall be null and void and of no further force or effect. The option term shall be governed by the same terms, covenants and conditions as the Initial Term, with the exception of the length of the term, as referenced above, and the rent. The minimum monthly rent during the option period shall be as set forth in
Article 5 below.

         ARTICLE 4. COMMENCEMENT DATE; LESSOR'S PURCHASE.  The
                    ------------------------------------
"Commencement Date" shall be the date Lessor delivers possession of the Leased Property to Tenant. Lessor shall notify Tenant in writing at least fifteen (15) days prior to the Commencement Date that the Leased Property is ready for Lessee's work or occupancy. The effectiveness of this Lease is expressly conditioned upon the closing of Lessor's purchase of the Leased Property on or before September 15, 1997. Should Lessor fail to close the purchase of the Leased Property on or before said date, or within such additional time as may be agreed by Lessor and Lessee, then this Lease shall become null and void.

         ARTICLE 5. RENT. Lessee shall pay to Lessor, as Minimum Rent for the
                    ----
Leased Property during the term of this Lease, according to the schedule set forth in Exhibit "C." Rent shall be paid in advance on or before the third day of each calendar month during the term hereof. Minimum Rent for any partial month shall be prorated on a per diem basis.

         Minimum Rent shall be abated for the first fourteen (14) months of the Initial Term. Lessee shall, however, be obligated to pay Additional Rent and to observe and perform all other covenants and conditions of this Lease during the period Minimum Rent is abated.

         Rent shall be paid to Lessor without deduction or offset, in lawful money of the United States of America and shall be paid to Lessor at 4449 South Adonis Drive, Salt Lake City, Utah 84124, or to such other place as Lessor may from time to time designate by written notice to Lessee. Any installment of rent, other sum or any portion of such installment or other sum required under this Lease to be paid by Lessee which has not been paid within eight (8) days after the due date thereof (withstanding postal delays) shall, whether or not demand therefor is made or notice of default is given, bear interest at the rate of one and one half percent (1-1/2%) per month from the due date thereof until paid in full. In addition thereto, Lessor may charge a sum equal to five percent (5%) of each unpaid amount as a service fee to compensate Lessor for the additional time and expense necessitated in the handling of delinquent payments.

         ARTICLE 6. NET LEASE; ADDITIONAL RENT. Except as expressly provided in
                    --------------------------
this Lease, it is the intent of both parties that the Minimum Rent specified herein shall be absolutely net to Lessor throughout each Lease Year of the term of this Lease, and that all costs, expenses, and obligations of every kind relating to the Leased Property, or the repair, replacement or maintenance of the Leased Property, which may arise or become due during

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the term hereof shall be paid by Lessee and that Lessor shall be indemnified by
Lessee against such costs, expenses, and obligations, except to the extent such costs, expenses and obligations arise from Lessor's own fault or negligent conduct. In addition to the other covenants and obligations set forth in this Lease, Lessee specifically agrees to pay to Lessor, as Additional Rent, the expenses and charges set forth below:

                  (i) If the Leased Property is included in any P.U.D., condominium, or other form of development in which the owner of the Leased Property is liable, under the Restrictions or otherwise, for the payment of any taxes, costs, fees, assessments, or similar expenses, then Lessee shall pay all such costs and expenses.

                  (ii) Lessee shall pay any and all Taxes (as defined below) levied against the Leased Property for any period occurring during the term of this Lease.

                  (iii)  Lessee shall pay the premiums for insurance required by
                  Article 16.

         "Taxes" shall mean and include all general and special taxes, assessments, duties and levies, charged and levied upon or assessed by any governmental authority against the Leased Property or any portion thereof, or any leasehold improvements, fixtures, installations, additions, and equipment whether owned by Lessor or Lessee. Taxes shall also include the reasonable cost to Lessor in contesting the amount, validity, or the applicability of any Taxes mentioned in this Article. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Property or on the act of entering into this Lease or as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Property, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee of the Leased Property, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor, wholly or partially, as a capital levy, business tax, permit or other charge, or on or measured by the rents received therefrom, then such new or altered Taxes, regardless of their nature, which are attributable to the Leased Property shall be deemed to be included within the term "Taxes'.' for purposes of this Article 6, whether in substitution for, or in addition to any other Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Lessor. With respect to any general or special assessments which may be levied upon or against the Leased

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Property, or which may be evidenced by improvement or other bonds, or may be paid in annual or semi-annual installments, only the amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Lessee is responsible hereunder.

         During the term hereof Lessee shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Lessee and when possible Lessee shall cause said fixtures, furnishings and equipment to be assessed and billed separately from the property of Lessor. If any of Lessee's personal property shall be assessed with the Leased Property, Lessee shall pay to Lessor or directly to the taxing authority, the Taxes attributable to Lessee's personal property.

         Lessor shall estimate the Taxes, insurance, assessments, and common area (and similar charges) required to be paid by Lessee hereunder for the current calendar year (or other convenient period established by Lessor) or portion thereof, and Lessee shall pay to Lessor at the same time each payment of Minimum Rent is due, the amount of the estimate divided by the total number of months included in the period covered by the estimate. Within three months after the end of each calendar year (or other period), Lessor shall render a statement to Lessee showing the difference between the Lessee's obligations for such amounts and the amounts collected by Lessor from Lessee. Lessee shall pay any shortage to Lessor within thirty (30) days after the date of such statement. Correspondingly, Lessee shall receive a credit in the amount of any overpayment, which credit may be applied by Lessee to subsequent payments due under this Section, as long as Lessee is not in default for failure to pay under this Lease. Lessee may audit Lessor's estimates and the expenses paid by Lessor, at Lessee's expense. If the audit reveals that the amounts charged to Lessee for actual expenses (as opposed to estimated expenses) exceeded actual expenses by more than five percent (5%), then Lessor shall reimburse Lessee for the cost of the audit. If the Lessee has overpaid such expenses at the end of the term of the Lease, Lessor shall reimburse Lessee the amount of such overpayment.

         Lessee shall cause all bills, statements and other documents related to Taxes, insurance, assessments, and common area (and similar charges) to be sent directly to Lessor. The size of the monthly payments required by this Section to be made by Lessee shall be adjusted from time to time as may be necessary in light of the total taxes, assessments and insurance premiums to which such payments are related.

         ARTICLE 7. USE OF LEASED PROPERTY. Lessee shall not use the Leased
                    ----------------------
Property or allow the Leased Property to be used for any improper, immoral, or unlawful purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Leased Property. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in, of or upon the Leased Property.

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         ARTICLE 8. COMPLIANCE WITH LAW. Lessee shall not use the Leased
                    -------------------
Property or permit anything to be done in or about the Leased Property which will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use or occupancy of the Leased Property, including making such repairs, replacements, additions, or modifications to the Leased Property as may be required (whether or not such are in the nature of capital improvements). The judgment of any court of competent jurisdiction or the admission of Lessee in an action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

         Lessee accepts the Leased Property subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the Leased Property.

         For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to, those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all local, state and federal laws, statues, rules and regulations, in force from time to time during the term of this Lease, pertaining to Hazardous Materials and other environmental matters, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C. Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act 33 U.S.C. Section 1251 et seq.; the Clean Air Act 42 U.S.C. Section 7401 et seq.; the Porter-Cologne Water Quality Act, including all amendments thereto, replacements thereof, and regulations adopted and publications promulgated pursuant thereto.

         Lessee agrees that, during the term of this Lease, Lessee shall not be in violation of any federal, state or local law, ordinance or regulation then applicable to the Leased Property and relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Property including, but not limited to, the Environmental Laws. Lessee further agrees that during the term of this Lease, there shall be no use, presence, disposal, storage, generation, release, or threatened release of Hazardous Materials on, from or under the Leased Property. Lessee agrees to indemnify, defend, protect and hold harmless Lessor, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands, actions, damages (whether direct or consequential), penalties, liabilities, costs and

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expenses, including all reasonable attorney's fees and legal expenses, arising out of any violation or alleged violation of any of the laws or regulations referred to in this Article, or breach of any of the provisions of this Article.

         Lessor warrants that, as of the Commencement Date, the real property shall be free of Hazardous Materials, and Lessor agrees to indemnify and defend Lessee against any losses, claims, and damages with respect to any violation of this covenant.

         The provisions of this Article shall survive the termination or expiration of this Lease.

         ARTICLE 9. INITIAL TENANT IMPROVEMENTS; ALTERATIONS.     Lessee
                    ----------------------------------------
shall make the tenant improvements described in Exhibit "D" hereto and within the time specified therein. Such tenant improvements shall be at Lessee's sole cost and expense.

         Except as stated herein, Lessee shall not make or permit to be made any other alterations, additions or improvements to or of the Leased Property or any part thereof without the written consent of Lessor, which consent shall not be unreasonably withheld, and any alterations, additions or improvements to, or on the Leased Property, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Lessor. Lessor's prior consent shall not be required for minor alterations, additions or improvements that do not affect the structure or roof of the buildings and that cost less than $10,000.00. Lessee shall submit working drawings for any such alterations, additions or improvements to Lessor for Lessor's prior written approval. In the event Lessor consents to the making of any alterations, additions or improvements to the Leased Property by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense and such work shall be performed in a workmanlike manner.

         Lessee shall keep the Leased Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Property as a result of a claim arising through the Lessee, Lessee shall, upon request by Lessor, furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien, claim or demand, indemnifying Lessor against liability for the same. Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so.

         Lessee shall return the Leased Property to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Any deferred maintenance or other conditions other than normal wear and tear shall be remedied at Lessee's sole cost and expense. All damage to the Leased Property caused by the removal of trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

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         Lessee shall have the right to remove its personal property, including,
Lessee's switches, emergency power systems and generators, and telecommunications equipment (but not including replacements of the personal property being leased hereunder).

         ARTICLE 10. REPAIRS; MAINTENANCE; REPLACEMENT.     Lessor shall be
                     ---------------------------------
responsible for the repair and maintenance of the roofs of buildings (both structure and membrane or covering) located on the Leased Property.

         Lessee shall, at all times during the term hereof and at Lessee's sole cost and expense, keep, maintain and repair the remainder of the Leased Property in good, working, and sanitary order and condition, including, without limitation, replacement of all broken or damaged glass, replacement of light globes or tubes and doors, window casements, heating and air conditioning systems, plumbing, pipes, electrical wiring conduit, interior partitions, fixtures, leasehold improvements and alterations, walls (both exterior and interior), and all structural components, floor slab and subgrade and foundations and footings, pavement, sidewalks, walls, fences, curbs, bumpers, landscaping, irrigations systems, striping and line painting, sweeping, removal of snow, ice, trash, garbage and other refuse. Lessee shall pay all fees, required licenses and permits relating to the Leased Property.

         Lessor warrants that the HVAC system shall be in good working order on the Commencement Date. On the Commencement Date, Lessor, Lessee, and an HVAC professional mutually agreeable to the parties shall jointly inspect the HVAC system, any deficiencies in the HVAC system then existing shall be noted in writing, and Lessor shall cause any such deficiencies to be corrected promptly. Except for such deficiencies noted in writing, the Lessee shall be deemed to have accepted the HVAC system in good working order on the Commencement Date.

         Except as stated in this Lease, Lessee accepts the Leased Property in its "as-is" condition. Lessee agrees on the last day of the term or sooner termination of this Lease to surrender the Leased Property in good and sanitary order, condition and repair, and in compliance with Lessee's obligations to repair, replace and maintain the Leased Property as set forth in this Lease.

         Except as stated in this Lease, Lessee's obligations to repair and maintain the Leased Property during the term hereof, and its obligations respecting the condition of the Leased Property from time to time during the term hereof and at the time the Leased Property are surrendered to Lessor, are absolute and unconditional, and Lessee agrees that Lessor shall have no obligation to repair, replace, or maintain the Leased Property regardless of the existence of latent defects or circumstances now existing or hereafter arising.

         ARTICLE 11. WASTE AND NUISANCE. (a) Lessee covenants that it:
                     ------------------
(i) will keep the Leased Property and every part thereof in a clean, reasonably neat and orderly condition; (ii) will in all respects and at all times fully comply with all health and policy regulations; (iii)

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shall not overload the floors or permit or allow any waste, abuse, deterioration or destructive use of the Leased Property to occur.

          (b) Lessee further covenants that it will (i) not cause or permit any Hazardous Materials to be brought upon or used in or about the Leased Property;
(ii) immediately notify Lessor of any environmental concern raised by a private party or governmental agency as it relates to the Leased Property; and (iii) immediately notify Lessor of any Hazardous Material spill. In the event of a violation hereof, Lessee shall immediately proceed, at Lessee's expense, to remedy same. Failure of Lessee to commence clean up activities within five (5) days after receipt of notice to so do shall be a default under this Lease. Lessor shall, thereafter, have the right, but not the obligation, to remedy any environmental violation upon the Leased Property and Lessee shall promptly reimburse Lessor for all costs relating thereto. Lessor further retains the right, in its sole, but reasonable discretion, to conduct any environmental tests on the Leased Property should Lessor suspect a violation to exist upon the Leased Property. Lessee shall and does agree to indemnify and hold Lessor harmless from and against any and all damages, costs, expenses and liability whatsoever, including, without limitation, attorneys' fees that Lessor may incur because of Lessee's violation of, or the resulting enforcement of, any Environmental Laws, which covenant shall survive the expiration or earlier termination of this Lease.

     ARTICLE 12. ABANDONMENT. Lessee shall not, except in case of default by
                 -----------
Lessor, abandon the Leased Property at any time prior to the expiration or earlier termination of the term hereof. In the event Lessee shall abandon or surrender the Leased Property or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left on the Leased Property beyond thirty (30) days shall be deemed to have been abandoned.

     ARTICLE 13. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease
                 -------------------------
or sublet the Leased Property or any part thereof to occupy or use the Leased Property or any portion thereof without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Acceptance of rent by Lessor of Lessee or Assignee shall not be deemed approval or acceptance of assignment or subletting. Lessee shall remain liable for all terms and conditions of this Lease at all times notwithstanding assignment or subletting; provided, however, in the event of an assignment of the lease to an assignee that has a stated net worth equal to or greater than Fifty Million Dollars ($50,000,000.00), as established by current audited financial statements of such assignee, prepared in accordance with generally accepted accounting principles, then Lessee shall be released from liability hereunder from and after the effective date of such assignment. In the event Lessor grants permission in writing for Lessee to sublet or assign, Lessee shall pay to Lessor its reasonable costs and attorney's fees incurred in reviewing the Lessee's request (not to exceed $300.00). Any assignment or subletting by Lessee without Lessor's consent shall be a default by Lessee hereunder. Lessee may assign, transfer or sublet the Leased Property to an affiliate, subsidiary or parent company

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of Lessee without the consent of Lessor; provided, however, that Lessee shall remain fully liable hereunder.

         ARTICLE 14. PARKING AND LANDSCAPING. Lessee shall, at its sole cost,
                     -----------------------
maintain in good condition and repair all of the pavement, parking, striping and line painting, exterior lights, irrigation systems, shrubs, grass and landscaped areas on the Leased Property, and shall repair, maintain and/or replace the pavement, parking area and landscaping as may be reasonably necessary to keep it in good condition and repair, regardless of whether the nature of such repairs may be in the nature of capital expenditures.

         ARTICLE 15. INDEMNIFICATION OF LESSOR. Lessee releases Lessor, and its
                     -------------------------
authorized representatives, from any claims for damage to any person, to the Leased Property, or to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Property, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against.

         Except as otherwise provided herein, Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Leased Property on or after the Commencement Date, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Lessee, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or loss however occurring, including breach of the provisions of this Lease, and for any conditions or occurrences arising prior to the date hereof. Nothing contained herein shall obligate Lessee to indemnify Lessor against Lessor's active negligence or willful acts, for which Lessor shall indemnify Lessee.

         In the event any action, suit or proceeding is brought against Lessor by reason of such occurrence or condition, Lessee, upon Lessor's request will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case approved by Lessor. The obligations of Lessee under this Article arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

         Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares, merchandise and loss of business in, upon or about the Leased Property and for injury to Lessee, its agents, employees, invitees or third persons in or about the Leased Property from any cause arising at any time, including

                                        9
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breach of the provisions of this Lease and the negligence of the parties hereto, unless caused by the gross negligence or willful acts of Lessor.

         Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

         ARTICLE 16. INSURANCE. (a) Lessor, at the expense of Lessee as provided
                     ---------
herein, shall secure comprehensive general liability insurance on the Leased Property on an occurrence basis with a minimum limit of liability in an amount of One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) aggregate, or such other limits as Lessor may reasonably determine. Lessor (and, at Lessor's option, the lender interested under any mortgage or similar instrument then affecting the Leased Property) shall be solely responsible for determining the amount of insurance and the specific endorsements to be maintained.

         The foregoing requirement shall be satisfied, and Lessor shall not purchase a separate liability policy, if and only for those time periods that Lessee furnishes a prepaid insurance policy having coverage and limits equal to or in excess of the above-specified policy, as such limits may be adjusted by Lessor from time to time, and Lessee furnishes evidence of such to Lessor. Any such policy shall not be cancelable except upon thirty (30) days' prior written notice to Lessor. Lessor and any lender on the Leased Property shall be named therein as additional insureds.

                  (b) Lessor, at the expense of Lessee as provided herein, shall procure insurance coverage insuring Lessor against loss of, or damage to, all buildings and structures on the Leased Property by reason of fire or any other casualties. Such insurance shall be underwritten by a responsible insurance company qualified to do business in the State where the Leased Property is located, shall be in the face amount equal to the full replacement cost of all buildings and structures on the Leased Property, and may include coverage for loss of rents. Such insurance may cover loss or damage by fire, windstorm, hail, acts of God, explosion, riot attending a strike, civil commotion, aircraft, vehicles, smoke, and earthquake. Lessor (and, at Lessor's option, the lender interested under any mortgage or similar instrument then affecting the Leased Property) shall be solely responsible for determining the amount of fire and extended coverage insurance and the specific endorsements to be maintained. Lessor may also maintain boiler insurance on all heating boilers within the Leased Property in such amounts as it determines. Lessor shall be named as an insured on each such policy. The proceeds of such insurance in case of loss or damage shall be paid to Lessor to be applied on account of the obligation of Lessor to repair and/or rebuild the Premises as provided herein. Any proceeds not required for such purpose shall be the sole property of Landlord. In any event, Tenant shall have no interest in or claim to any such proceeds.

                  (c) Lessee agrees during the entire term hereof, to keep in full force and effect a policy of comprehensive general liability insurance with respect to the Leased Property, the

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business operated by Lessee, and any subtenants, concessionaires, or licensees of Lessee in the Leased Property, with minimum limits of not less than $1,000,000 per occurrence, $2,000,000 in the aggregate. The policy shall name Lessor, any person, firms, or corporations designated by Lessor, and Lessee as insureds.

         At all times during the term hereof, Lessee shall keep in force at its sole cost and expense, fire and extended coverage insurance, and against sprinkler leakage or malfunction and water damage and against vandalism and malicious mischief, on Lessee's trade fixtures, furnishings, equipment and other personal property located or brought upon the Leased Property in full replacement value thereof. Lessee shall also obtain broad form boiler and machinery insurance on all air-conditioning equipment, boilers and other pressure vessels or systems, whether fired or unfired, which are installed by Lessee or which serve the Leased Property, except to the extent such items are covered under insurance secured by Lessor. Such boiler and machinery insurance shall cover the replacement value of such items. During the Lease term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property so insured.

         The foregoing insurance required to be procured by Lessee shall be issued by an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor.

                  (d) Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against under any property insurance policy carried under the terms of this Lease.

                  (e) Any mortgage lender interested in any part of the Leased Property may, at Lessor's option, be afforded coverage under any policy required to be secured by Lessee hereunder, by use of a mortgagee's endorsement to the policy concerned.

                  (f) No use shall be made or permitted to be made on the Leased Property, nor acts done, which will increase the existing rate of insurance upon the Leased Property or cause the cancellation of any insurance policy or any part thereof as a result of such use or acts, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Property, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Property, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public liability insurance, covering the Leased Property.

         ARTICLE 17. UTILITIES; JANITORIAL SERVICE. (a) Lessee shall be solely
                     -----------------------------
responsible for, and shall promptly pay before delinquency, all charges for use or consumption of heat, sewer, water, gas, electricity, telephone or any other utility services supplied to Lessee or to the Leased Property during the term hereof.

                (b) Unless caused by Lessor's negligence or willful act, Lessor shall not be liable in the event of any interruption in the supply of any utility service to the Leased Property. Lessee agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Lessee shall require additional utility facilities, the same shall be installed at Lessee's expense in accordance with plans and specifications first approved in writing by Lessor.

                (c) Lessee shall provide at its sole expense regular janitorial service for the Leased Property. In addition, Lessee shall provide an adequate sized dumpster for the storage of refuse. Lessee shall arrange for the removal of such refuse and periodic cleaning of such dumpster and the areas immediately adjacent thereto.

          ARTICLE 18. ENTRY AND INSPECTION. Lessee shall permit Lessor and its
                      --------------------
agents to enter into and upon the Leased Property at all reasonable times and upon twenty-four (24) hours advance notice for the purpose of inspecting the same. During the six (6) months preceding the expiration of the term of this Lease, Lessor may place usual and ordinary signs on the Leased Property advertising the availability of the property for sale or lease. Lessor or its agents may, during normal business hours, enter upon said Leased Property and exhibit same to prospective lessees.

          ARTICLE 19. DEFAULT. In the event of any failure of Lessee to pay any
                      -------
rental or other sum due hereunder within eight (8) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default shall have been given to Lessee (or, if such failure cannot reasonably be cured within such thirty (30) days, if Lessee fails to commence the cure within thirty (30) days or thereafter fails to diligently prosecute such cure to completion), or if Lessee or any guarantor of the Lease shall become bankrupt or insolvent or file any debtor proceedings or take or have taken against Lessee or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's or any such guarantor's property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, or if Lessee shall abandon said Leased Property or suffer this Lease to be taken under any writ of execution, Lessor, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Property and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable, absent Lessor's negligence or willful misconduct, for any loss or damage which may be occasioned thereby.

         Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Property and relet said Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, upon such reletting, all rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, second, to the payment of any costs and expenses of such alterations, repairs, and reletting (including commissions), third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied toward payment of future rent as the same may become due and payable hereunder. No such re-entry or taking possession of the Leased Property by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the worth at the time of such termination of the excess, if any, of the present value of the rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term (using a discount rate of 10.0%) over the present value of the then reasonable rental value of the Leased Property for the remainder of the stated term (using a discount rate of 10.0%), all of which amounts shall be immediately due and payable from Lessee to Lessor. To give effect to the remedies provided herein, Lessee expressly waives the benefit of any statutory or common law that limits or delays the Lessor's ability to recover damages for future rents and agrees that such rents may be accelerated for purposes of determining Lessee's liability and Lessor's damages.

         The remedies given to Lessor in this section shall be in addition and supplemental to all other rights or remedies which Lessor may have under the laws then in force.

         ARTICLE 20. DESTRUCTION. (a) If any building or structure on the Leased
                     -----------
Property shall be damaged or destroyed by fire or other casualty or cause, Lessor shall repair such building or structure to a condition which is substantially similar to the condition in existence prior to such casualty.

              (b) Notwithstanding the foregoing, however, if the building or structure on the Leased Property is damaged to the extent of thirty-three and one-third percent (33-1/3%) or more of its then replacement value, or if the repair of the Leased Property would require more than one hundred twenty (120) days, either party may terminate this Lease upon written notice given to the other within thirty (30) days following such casualty or loss. If Lessee determines, in its reasonable judgment, that its business on the Leased Property cannot be carried on notwithstanding the repair or replacement of the Leased Property, then Lessee shall have the right to terminate this Lease upon written notice given to Lessor within thirty (30) days following such casualty or loss.

               (c) Unless this Lease is terminated, Lessee shall, at its expense, repair the fixtures and improvements installed by it within the Leased Property and repair or replace any of Lessee's furniture, equipment or other personal property damaged by such casualty or event.

               (d) If any building or structure on the Leased Property shall be damaged or destroyed by fire or other casualty or cause, Minimum Rent shall abate proportionately as to the portion of the Leased Property rendered untenantable; but only upon the condition that insurance covers Lessor's loss of rents for such period.

         ARTICLE 21. EMINENT DOMAIN. If all or more than 33-1/3% of the Leased
                     --------------
Property shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or transfer in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease as of the date title vests in the condemning entity. Lessor shall be entitled to any award, or other payment made in connection with such condemnation. Lessee, however, shall have the right to pursue a claim in any condemnation proceeding against the condemning authority (but not against Lessor) for compensation for any resulting damages to Lessee's business, trade fixtures and personal property (but not for any diminution or loss of Lessee's leasehold estate). If a part of the Leased Property shall be so taken or appropriated and this Lease is not thereafter terminated, the rental thereafter to be paid shall be reduced in the proportion that the area of the Leased Property so taken bears to the entire Leased Property. Notwithstanding the foregoing, however, before Lessee may terminate this Lease by reason of a taking or appropriation as described above, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Lessee's use of the Leased Property for a period in excess of ninety (90) days.

         ARTICLE 22. MORTGAGE REQUIREMENTS. This Lease and all rights of Lessee
                     ---------------------
under this Lease are hereby subordinate hereunder to any lien of any mortgage or mortgages or lien or other security interest resulting from any other method of financing or refinancing, now or hereafter in force against the Leased Property. The provisions of this Article notwithstanding, so long as Lessee is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Lessee has subordinated its rights pursuant hereto.

         In the event of the sale or assignment of Lessor's interest in the Leased Property, or in the event of any proceeding brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or other security instrument made by Lessor covering the Leased Property, Lessee shall attorn to the assignee or purchaser and recognize such purchaser as Lessor under this Lease.

         Lessee agrees to give any mortgagees (as defined below), by registered mail, a copy of any notice of default served by Lessee upon Lessor, provided that prior to such notice, Lessee has been notified, in writing (by way of a Notice of Assignment of Rents and Leases or otherwise) of the addresses of any such mortgagees. Lessee further agrees that if Lessor shall have failed to cure such default within the time set forth in this Lease, then any such mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any such mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated. "Mortgagee" shall mean the holder of any mortgage, the beneficiary under any deed of trust or the holder of any other security interest which encumbers the Leased Property.

         ARTICLE 23. RULES REGULATIONS AND RESTRICTIVE COVENANTS.
                     --------------------------------------------
Lessee shall faithfully observe and comply with any rules, regulations and/or restrictive covenants applicable to the Leased Property.

         ARTICLE 24. HOLDING OVER. If Lessee holds possession of the Leased
                     ------------
Property after the term of this Lease with Lessor's consent, and Lessor accepts rent in the amounts hereinafter provided, Lessee shall become a lessee from month-to-month upon terms equal to the then existing terms hereunder, except that the Minimum Rent shall be the then existing Minimum Rent then payable hereunder at the end of the term (on a monthly basis) multiplied by one hundred twenty-five percent (125%). Minimum Rent and Additional Rent shall be paid in advance on or before the third day of each month and Lessee shall continue in possession until such tenancy shall be terminated by Lessor or until Lessee shall have given to Lessor a written notice at least thirty (30) days prior to the date of termination of such tenancy of its intention to terminate such tenancy.

         ARTICLE 25. NOTICES. All notices and demands which may or are required
                     -------
to be given by either party to the other hereunder shall be sent by overnight courier or United States certified or registered mail, postage prepaid, addressed to:

    LESSOR                                  LESSEE

Warren P. King                          Teltrust, Inc.
4449 South Adonis Drive                 Attn: Vice President and General Counsel
Salt Lake City, UT 84124                221 N. Charles Lindbergh Drive
                                        Salt Lake City, UT 84116

Tel:  801-972-8160                      Tel:  801-535-2000
Fax:  801-973-8687                      Fax:  801-535-2080

         ARTICLE 26. LESSOR'S RIGHT TO CURE DEFAULTS. All covenants and
                     -------------------------------
agreements to be performed by Lessee under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Lessee shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, shall fail to cure any such default within the applicable cure period, and such failure shall continue for five (5) days after Lessee has received notice thereof by Lessor, Lessor may, but shall not be obligated to do so, and without waiving any rights of Lessor or releasing Lessee from any obligations of Lessee hereunder, make such payment or perform such other act. All sums to be paid by Lessor and all necessary incidental costs together with interest thereon at the rate of one and one-half percent (1-1/2%) per month from the date of such payment by Lessor in connection with the performance of any such act by Lessor shall be considered additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Lessor on demand or, at the option of Lessor, in such installments as Lessor may elect and may be added to any rent then due or thereafter becoming due under this Lease.

         ARTICLE 27. FORCE MAJEURE. Lessor shall not be responsible or liable
                     -------------
for any delay in the observance or performance of any term or condition of this Lease to be observed or performed by Lessor to the extent such delay results from action of governmental authorities, civil commotions, strikes, fires, acts of God, whether or not similar to the matters herein specifically enumerated and any such delay shall extend by like time any period of performance by Lessor and shall not be deemed a breach of or failure to perform this Lease or any provision hereof.

         ARTICLE 28. TRANSFER OF LESSOR'S INTEREST. In the event Lessor
                     -----------------------------
transfers its interest in the Leased Property (other than a transfer for security purposes), Lessor shall be relieved of all obligations accruing hereunder after the effective date of such transfer, provided that such obligations have been expressly assumed in writing by the transferee.

         ARTICLE 29. QUIET ENJOYMENT. Lessor covenants that so long as Lessee
                     ---------------
performs all of its obligations hereunder it shall peacefully and quietly have, hold and enjoy the Leased Property for the term hereof.

         ARTICLE 30. SIGNS. Lessee shall have the right to use the monument sign
                     -----
located on the Leased Property. Lessee shall comply with all applicable governmental regulations and other restrictions in the placement of signs or advertisements on or in the Leased Property. The cost of installation and regular maintenance of any signs shall be at the sole expense of Lessee. At the termination of this Lease, or any extensions thereof, Lessee shall remove such signs as are requested to be removed by Lessor, and alt damage caused by such removal shall be repaired at Lessee's expense.

         ARTICLE 31. SURRENDER OF LEASE. The voluntary or other surrender of
                     ------------------
this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

         ARTICLE 32. LESSOR'S EXCULPATION. Anything in this Lease to the
                     --------------------
contrary notwithstanding, Lessee agrees that it shall look solely to the estate and property of Lessor in the Leased Property for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Lessor, and no other assets of Lessor shall be subject to levy, execution, or other procedures for the satisfaction of Lessee's remedies.

         ARTICLE 33. ATTORNEYS' FEES. In any action or proceeding brought by
                     ---------------
either party to enforce or interpret this Lease or any provision hereof, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred therein. Further, Lessee hereby agrees to pay, as additional rent, all reasonable attorney's fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of, or in connection with:

              (a) any appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease (provided, however, that this clause shall not apply to actions between Lessor and Lessee, which are governed by the first sentence of this Article);

              (b) subject to the provisions of Article 13 above, any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and

              (c) any alteration of the Leased Property by Lessee or at the request of Lessee, and all negotiations with respect thereto.

         Lessee's obligations under this Article shall survive the expiration or any other termination of this Lease. This Article is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

         Should it be necessary for Lessor to employ legal counsel to enforce any of the provisions of this Lease, Lessee agrees to pay, as additional rent, all reasonable attorney's fees and court costs reasonably incurred thereby, whether or not Lessor commences any legal action or proceeding.

         ARTICLE 34. ESTOPPEL CERTIFICATES AND FINANCING. Lessee agrees at any
                     -----------------------------------
time and from time to time upon not less than ten (10) days prior request by Lessor, to execute, acknowledge and deliver to Lessor a written certificate in recordable form certifying (if true), as of the date of such certificate: (1) the beginning and termination dates hereof; (2) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (3) stating that all conditions under this Lease to be performed by either party have been satisfied (or stating which conditions remain unsatisfied); (4) stating that there are no defenses or offsets against the enforcement of this Lease by the Lessor, or stating those claimed by Lessee; (5) verifying the amount of advance rental, if any paid by Lessee; (6) stating the date to which rental has been paid; and (7) setting forth such other factual information pertaining to the terms of the Lease as Lessor may reasonably request. Lessor, Lessor's mortgage lenders and any purchasers of all or a portion of the Leased Property shall be entitled to rely upon such certificate. Should Lessee fail timely to comply with this Article, Lessor shall have the right to execute such certificate as attorney in fact for Lessee and such certificate and the representations contained therein shall be fully binding on Lessee as though duly executed by Lessee.

         ARTICLE 35. SUCCESSORS AND ASSIGNS. The covenants and conditions herein
                     ----------------------
contained shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all of the parties hereto.

         ARTICLE 36. TIME. Time is of the essence of this Lease with respect to
                     ----
each and every Article, Section and Subsection hereof.

         ARTICLE 37. MISCELLANEOUS. Subject to any limitations on assignment set
                     -------------
forth herein, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of the same or any other term, covenant or condition or any subsequent breach of the same of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not constitute a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         This Lease shall be governed by and construed in accordance with law of Utah.

         The invalidity or enforceability of any provision hereof shall not affect or impair any other provision hereof.

         The term "Lessor" as used herein shall include the agents, officers and employees thereof. If there is more than one Lessee, the obligations of Lessee hereunder shall be joint and several.

         Paragraph headings in this Lease are for convenience only and shall not define or limit the scope or intent of any provision hereof.

         Lessee shall not record this Lease or a Memorandum thereof without the written consent of Lessor. Lessor may file this Lease for record with the Recorder of the County in which the Leased Property is located.

         Any consent required or permitted herein of Lessor or Lessee, as the case may be, shall not be unreasonably withheld or delayed.

         ARTICLE 38. ENTIRE AGREEMENT. This Lease and the Exhibits and addenda
                     ----------------
if any, attached hereto constitute the entire agreement between the parties. All Exhibits and addenda mentioned in this Lease are incorporated herein by reference. No subsequent amendment to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by the party to be charged therewith. Submission of this Lease for examination does not constitute an option for the Leased Property and becomes effective as a Lease only upon execution and delivery thereof by Lessor to Lessee. If any provision contained in an Exhibit or addendum is inconsistent with a provision in the body of this Lease, the provision contained in said Exhibit addendum shall control. It is hereby agreed that this Lease contains no restrictive covenants binding on other lessees or exclusive use provisions in favor of Lessee. There are no representations or promises by either party to the other except as are specifically set forth herein. This Lease supersedes and revokes all previous conversations, negotiations, arrangements, letters of intent, writings, brochures, understandings, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any agents of any of them.

         ARTICLE 39. AUTHORITY OF SIGNATORIES. Each person executing this Lease
                     ------------------------
individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership or otherwise) and that this Lease is binding upon said entity in accordance with its terms.

         IN WITNESS WHEREOF, Lessor and Lessee executed this Lease as of the date first above written.

                                    "LESSOR"

                                    PWK INVESTMENT, LLC, a Utah limited
                                    liability company


                                    /s/Warren P. King
                                    -------------------------------
                                    Warren P. King, its Manager

                                    "LESSEE"

                                    TELTRUST, INC., a Utah corporation

                                    By/s/ Lyle O. Keys
                                      -----------------------------
                                      Its CHAIRMAN
                                         ----------------

                                  EXHIBIT "A"

                      LEGAL DESCRIPTION OF REAL PROPERTY


   A parcel of land located in Lots 3 and 4, Plat 6 Salt Lake International Center, an industrial subdivision located in Section 35, Township 1 North, Range 2 West, Salt Lake Base & Meridian, and being more particularly described as follows:

   Beginning at a point which lies 2190.34 feet South and 57.85 feet West of the Northeast corner of said Section 35, said point being on the west right-of-way line of 5600 West Street (also known as Eddie Rickenbacker Drive); thence following said right-of-way line South 0 degrees 02'54" West
   470.04 feet to the point of tangency on a 30.00 foot radius curve to the right (central angle 89 degrees 55'08"); thence departing from said right-of-way line Southwesterly 47.08 feet along the arc of said curve to a point on the North right-of-way line of Amelia Earhart Drive; thence following said right of way line South 89 degrees 58'02" West 220.99 feet to the point of tangency on a 600.00 foot radius curve to the right (central angle = 44 degrees 59'44"); thence following said right-of-way Northwesterly
   471.19 feet along the arc of said curve; thence North 45 degrees 02'14"
   West, 118.70 feet; thence departing from said right-of-way line North 44 degrees 57'46" East, 367.12 feet to a point on a 200.00 foot radius curve to the left (central angle = 24 degrees 51'42") radial to which bears North 24 Degrees 54'36" East; thence Southeasterly 86.78 feet along the arc of said curve; thence South 89 degrees 57'06" East, 416.19 feet to the point of beginning.

   Excepting therefrom all oil, gas, minerals and ores situated in, upon, or under the above described tract of land, together with all rights in connection with or relative to the exploration, mining, removal or sale of the same.


Street Address:  401 North Eddie Rickenbacker Drive, Salt Lake City, Utah 84116

                                   EXHIBIT "B"

                        DESCRIPTION OF PERSONAL PROPERTY

July 2, 1997

To. Sharon Maylath, Gregg Werlein, Al Pike, Steve Watkins
cc: Mark Brill, Pat King, Richard Heath

Sharon and Gentlemen: On July 2, 1997 I conducted a tour of our facility at 401 N Eddie Rickenbacker Dr. in Salt Lake City Utah with Pat King and Richard Heath in order to determine what fixtures and equipment was in the building. The following is a list of the items that we felt would be included in the sale. If any of these are determined to be not included, all parties should be notified.


OUTSIDE
2, METAL PICNIC TABLES
1, CONCRETE PICNIC TABLE (no benches)
1, METAL BENCH AT EMPLOYEES ENTRANCE

CAFE
1, SCOTSMAN WATER AND ICE DISPENSER ASSET #68175
1, ICE CREAM UNIT #68171
   APPROXIMATELY 50' OF STAINLESS STEEL COUNTERS SERVING AS CAFE SERVING LINE #68166
1, REFRIGERATED DISPLAY CASE
1, STEAM TABLE
1, COFFEE DISPENSER #68170
   APPROXIMATELY 20' OF STAINLESS STEEL COUNTER WITH SINK
2, MEAT SLICERS
1, 4 BURNER STOVE WITH GRIDDLE #68164
1, GAS FRYER #68173
1, 4 SLICE TOASTER
1, RANGE HOOD
   ALL SCULLERY EQUIPMENT INKLING STAINLESS STEEL COUNTERS #68161, AND
RACKS #68172, TWO GARBAGE DISPOSERS, 1 DISHWASHER #68282, 1 SUPERSTRUCTURE
#68163,
POT SINK #68160
1, FREE STANDING MIXER #68278
1, 36" DESK WITH 2 CHAIRS
1, HUSSMAN REFRIGERATOR #68167
1, FREEZER #68169
1, REMOTE CONDENSER #68168
1, 6' METAL STORAGE CABINET
   MISC. DISHES AND SILVERWARE AND DISH TRAYS
1, ANSUL FIRE SUPPRESSION UNIT #68156
1, WALL CLOCK
1, SALAD BAR #68158
1, CONDIMENT UNIT #68157

OFFICES
WINDOW BLINDS IN CAFE, CONFERENCE ROOM, PLANT MANAGER'S OFFICE AND GENERAL
OFFICE

                                  EXHIBIT "B"

                       DESCRIPTION OF PERSONAL PROPERTY

CLOSET SHELVING IN PROD. MGR., PLANT MGR , CONFERENCE ROOM AND ZONE SALES MGR. OFFICES
EMERGENCY LIGHTING SYSTEM (6 CHARGING STATIONS WITH BATTERIES)
1, KEY SAFE
3, GRAY METAL STORAGE SHELF UNITS

PRODUCTION AREA
2, FREE STANDING SINKS #67711
1, FREE STANDING SINK IN MACHINE MAINTENANCE ROOM
1, COMPUTER SYSTEM FOR HVAC CONTROL
1, AIR DRYER UNIT #32059
4, WALL MOUNTED ELECTRICAL TRANSFORMERS #67908.

MECHANICAL ROOM
1, STORAGE CABINET
I, FUSE STORAGE CABINET
1, WATER TREATMENT TANK
1, BRUNER WATER SOFTENER UNITS# WET309I
1, SALT STORAGE TANK
1, AiR COMPRESSOR #67173
1, AIR COMPRESSOR #67174
1, BOILER PUMP STATION
1, BRIANT BOILER MODEL K250-S- 15-GI
   AUTO SPINKLER SYSTEM

ROOF
1, MAMOTH HVAC UNIT #67904 S#21577-01-01
1, MAMOTH HVAC UNIT S# 21577-01-02
1, MAMOTH HVAC UNIT S# 21577-02-01
8, ROOF EXHAUST FANS # FAN3091, 3092, 3093,3094,3095, 3096,3097 PLUS 1 W/O A
NUMBER

LOADING DOCK
2, TRUCK LOADING LIGHTS
2, DOCK LEVELERS
1, TRUCK TRAILER LOCK SYSTEM
1, TRASH COMPACTOR SYSTEM INCLUDING BIN #67911
1, GRAY METAL SHELF UNIT (SOLVENT ROOM)

MISC
1, POWERS TEMPERATURE CONTROL UNIT #67906
1, HUMIDIFICATION UNIT, #67905
2, COAT RACKS WITH HANGERS (EMPLOYEES ENTRANCE)
1, ADT BURGLAR ALARM SYSTEM #68176. INCLUDES TWO CONTROLS AND ALL RELATED MOTION DETECTORS
2, GRAY SHELF UNITS (JANITORS ROOM)
1, CARPET VACUUM
 , FLOOR BROOMS

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                                  EXHIBIT "C"

                                 RENT SCHEDULE

Minimum Rent:    Lease Year        Annual Rent            Monthly Rent
                   1-5*            $236,394.00             $19,699.50
                   6-10            $256,093.50             $21,341.13
                 Option term:
                  11-15            $295,492.50             $24,624.38

                         * plus the initial partial Lease Month, if any
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                                  EXHIBIT "D"

                              TENANT IMPROVEMENTS

1) Add 2 airlock entries, enclose electrical panels and seal dock doors. Sheetrock, carpet and suspend ceiling in production area per attached specifications and drawings.

2) Grade, pave and stripe north and west areas to increase total parking to 301 spaces per attached specification and drawings. Adequate lighting will be provided for all new parking areas.

3) Create change over ducting in production area for fail over operation of HVAC system, including 5 ton split system and wall mounted humidifier per attached specification and drawings.

4) Create new electrical feeds and systems to accommodate transfer switch and generator system per attached specification and drawings.

5) Tenant, at tenant sole cost and expense, will obtain all permits and complete all improvement in accordance with all applicable codes and regulations.

6)       All Tenant Improvement will be completed within 90 days of Lease
                                                        ----
         commencement date.